Exhibit 10.40

OFFICE OF THE GOVERNOR

RICK PERRY
GOVERNOR

May 24, 2011

Via Certified Mail - 91 7108 2133 3938 2090 8865

William Alexander
Ideal Power Converters, Inc.
5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669

Dear Mr. Alexander:

Enclosed please find a copy of the fully executed Amendment No. 1 to Investment Unit for your files.
Please do not hesitate to contact me if you have any questions.

Sincerely,

/s/ Kate Fite
Kate Fite
Assistant General Counsel

KF:lr
Enclosure

cc: Thomas F. Ryan
Attorney at Law
1216 Edgewater Drive
Spicewood, Texas 78669

Ideal Power Converters, Inc.

AMENDMENT No. 1 to INVESTMENT UNIT

May 20, 2011

This Amendment No. 1 to Investment Unit (this "Amendment") has been entered into between Ideal Power Converters, Inc., a Texas corporation (the "Company"), and the State of Texas, acting by and through the Office of the Governor, Economic Development and Tourism , together with its nominees or assigns (the "OOGEDT"), in order to amend the Investment Unit issued by the Company to the OOGEDT as of October 1, 2010 (the "Unit") in connection with the Texas Emerging Technology Fund Award and Security Agreement ("Fund Agreement"). All capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Unit or its related Fund Agreement.

WHEREAS, on December 8, 2010, the Company filed an Amended and Restated Certificate of Formation; and

WHEREAS, the Amended and Restated Certificate of Formation contained a stock split (each share split into twenty five) and a reclassification of the par value per share from $.01 per share to $.001 per share.

WHEREAS, the parties have determined that it is advisable to amend the Unit to take into account the adjustments made by the Amended and Restated Certificate of Formation.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged , the part ies, intending to be legall y bound, agree as follows:

Section 1.1 Section 2.1 of the Unit shall be amended and restated in its entirety to read as follows:

"Section 2.1 Right to Purchase. This Article II consists of the Right to Purchase, which certifies that, for the value received, the OOGEDT is entitled to purchase from the Company up to the number of shares set forth in Section 2.3 below (subject to adjustment in accordance with the provisions hereof) of either (a) shares of common stock of the Company, $0.001 par value per share ("Common Stock") or (b) shares ("Next Financing Shares") of the same class of capital stock or series of preferred stock as shall be issued in the First Qualifying Financing Transaction (as hereinafter defined)."

Section 1.2 Section 2.2 of the Unit shall be amended and restated in its entirety to read as follows:

"Section 2.2 Purchase Price. The price per share (the "Purchase Price") of Common Stock or Next Financing Shares, as the case may be, purchased hereunder shall be $0.001 per share."

Section 1.3 Section 2.3(a)(ii)(C) of the Unit shall be amended and restated in its entirety to read as follows:

"(C)if no First Qualifying Financing Transaction is closed and consummated on or before the date thirty (30) months after the Effective Date or the OOGEDT exercises its Right to Purchase prior to the closing and consummation of a First Qualifying Financing Transaction, then $0.295072."

Section 1.4 Section 2.3(d)(i) of the Unit shall be amended and restated in its entirety to read as follows:

(d) "Stock Price" means, as applicable:

(i) With respect to Common Stock, (A) if Common Stock is sold in the First Qualifying Financing Transaction, the price per share at which such Common Stock is sold in the First Qualifying Financing Transaction; (B) if Common Stock is not sold in the First Qualifying Financing Transaction, the price per share of capital stock that is sold in the First Qualifying Financing Transaction as determined by dividing (1.) the total amount received by the Company as consideration for the sale of such capital stock, plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exchange of all such capital stock into Common Stock, if any, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such capital stock; or (C) if there has been no First Qualifying Financing Transactions, then $0.295072 per share; and

Section 1.5 This Amendment may be executed in counterparts, each of which shall be deemed an original and both of which shall constitute one and the same agreement.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be signed by its duly authorized officers as of the date and year first written above.

Ideal Power Converters, Inc., a Texas corporation

By: /s/__________
Title: CEO

The State of Texas

By: /s/ Raymond C. Sullivan
Chief of Staff
Office of the Governor